UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2019 (February 1, 2019)

Vanguard Natural Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33756	80-0411494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)
 Registrant’s telephone number, including area code (832) 327-2255

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Vanguard Natural Resources, Inc. (the “Company”) received a notice from the OTC Markets Group Inc., dated February 1, 2019, notifying the Company that its warrants, ticker: “VNRRW” (the “Warrants”), no longer met the standards for continued qualification for the OTCQX U.S. tier per the OTCQX Rules for U.S. Companies section 3.2.b, which states, in essence, that the Warrants must have a minimum closing bid price of $0.10 per Warrant at least once in every thirty consecutive calendar days. In light of the foregoing, the Company has a cure period until July 27, 2019, to regain compliance therewith by maintaining a $0.10 closing bid price for ten consecutive trading days during such cure period. If the Company is unable to cure the deficiency within such time period, the Company will have the option to move the Warrants down from the OTCQX tier of the OTC Markets to the OTCQB tier of the OTC Markets or to the OTC Pink.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, INC.

Dated: February 5, 2019	By:	/s/ Jonathan C. Curth
		Name:	Jonathan C. Curth
		Title:	General Counsel and Secretary